Exhibit 3.41

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HARRAH’S ATLANTIC CITY PROPCO, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2007, AT 5:44 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “HARRAH’S ATLANTIC CITY PROPCO, LLC”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4430956 8100H	AUTHENTICATION:	1670597
141141764	DATE:	09-04-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware	State of Delaware Secretary of State Division of Corporations Delivered 05:57 PM 09/27/2007 FILED 05:44 PM 09/27/2007 SRV 071062240 - 4430956 FILE

Limited Liability Company

CERTIFICATE OF FORMATION

OF

HARRAH’S ATLANTIC CITY PROPCO, LLC

ARTICLE I. NAME

The name of the limited liability company is Harrah’s Atlantic City Propco, LLC.

ARTICLE II. REGISTERED OFFICE AND AGENT

The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, DE 19808 and the name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Harrah’s Atlantic City Propco, LLC this 27thth day of September 2007.

By:	/s/ Angela P. Winter
(Authorized Person)

Name:	Angela P. Winter, Organizer